EXHIBIT 23.2



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The undersigned, Schwartz Levitsky Feldman LLP, hereby consents to the use of our name and the use of our opinion dated November 10, 2010 on the financial statements of ActiVein Inc. (the Company) for the years ended February 28, 2010 and February 29, 2009 included in its Registration Statement on Form S-1 being filed by the company.


                                               "SCHWARTZ LEVITSKY FELDMAN LLP"


 Toronto, Ontario, Canada                      Chartered Accountants
 January 17, 2011                              Licensed Public Accountants